SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of earliest event reported: December 18, 2012

CORTLAND BANCORP

(Exact name of registrant as specified in its charter)

Ohio	000-13814	34-1451118
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

194 West Main Street, Cortland, Ohio 44410

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (330) 637-8040

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	The Board of Directors of Cortland Bancorp (the “Company”) and The Cortland Savings and Banking Company appointed, effective January 1, 2013, Anthony Vross to their respective Boards of Directors. Mr. Vross was appointed to fill a newly created vacancy in the class of directors whose terms will expire in 2014. Mr. Vross’ appointment brings the total number of directors to eleven (11), the maximum allowed at the Company. There are no arrangements or understandings pursuant to which Mr. Vross was elected as a director of the Company. No determination has been made as of the date hereof to which committees of the Company’s Board of Directors Mr. Vross will be appointed.

ITEM 9.01	Financial Statements and Exhibits.

A press release announcing the appointment of Mr. Vross, was issued on December 21, 2012 and is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cortland Savings and Banking Company

December 21, 2012	By:	/s/ James M. Gasior
Name: James M. Gasior
Title: President and Chief Executive Officer